Exhibit 99.1

Web.com Reports Fourth Quarter and Full Year 2013 Financial Results

•	Generated 11% revenue growth in fourth quarter

•	Profitability exceeded high end of guidance

•	Added 32,600 net new subscribers

•	Average Revenue Per User of $14.71 grew $0.38 sequentially

•	Made debt payments of $33.0 million in fourth quarter and $86.3 million in full year

JACKSONVILLE, Fla. - February 6, 2014 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the fourth quarter and full year ended December 31, 2013.

“Web.com’s fourth quarter results were a solid finish to an outstanding year that was highlighted by double-digit revenue growth and profitability that was above the high end of our guidance range,” said David L. Brown, chairman, chief executive officer and president of Web.com. “2013 was a milestone year for Web.com as we validated that our strategy can drive double-digit revenue growth by providing our broad suite of value-added services to our large customer base, while continuing to add net new subscribers and maintaining best-in-class retention rates.”

Brown added, “At the same time, we are continuing to generate significant operating cash flow, which we are using to steadily deleverage our balance sheet. We are encouraged by the trends we see across our business and believe we are well-positioned to meet our longer-term targets of delivering low-teens revenue growth and even faster growth in earnings.”

Summary of Fourth Quarter 2013 Financial Results

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $131.1 million for the fourth quarter of 2013, compared to $111.4 million for the fourth quarter of 2012. Non-GAAP revenue was $139.5 million for the fourth quarter of 2013, up 11% on a year-over-year basis.

•
GAAP operating income was $6.4 million for the fourth quarter of 2013, compared to an operating loss of $0.6 million for the fourth quarter of 2012. Non-GAAP operating income was $37.0 million for the fourth quarter of 2013, representing a 27% non-GAAP operating margin, compared to $35.0 million for the fourth quarter of 2012, representing a 28% non-GAAP operating margin.

•
GAAP net loss was $3.4 million, or $0.07 per diluted share, for the fourth quarter of 2013. GAAP net loss was $51.9 million, or $1.10 per diluted share, in the fourth quarter of 2012. Non-GAAP net income was $31.9 million for the fourth quarter of 2013, or $0.59 per diluted share, up 41% and 31%, respectively, on a year-over-year basis and above the Company's guidance of $0.57 to $0.58 per diluted share. The Company had non-GAAP net income of $22.7 million, or $0.45 per diluted share, for the fourth quarter of 2012.

•
Adjusted EBITDA was $40.1 million for the fourth quarter of 2013, representing a 29% adjusted EBITDA margin, compared to $37.4 million for the fourth quarter of 2012, representing a 30% adjusted EBITDA margin.

•	The Company generated cash from operations of $35.6 million for the fourth quarter of 2013, an increase of 34% compared to $26.6 million of cash flow from operations for the fourth quarter of 2012.

Fourth Quarter and Recent Business Highlights

•	Web.com's total net subscribers were approximately 3,120,900 at the end of the fourth quarter of 2013, up approximately 32,600 from the end of the third quarter.

•
Web.com's average revenue per user (ARPU) was $14.71 for the fourth quarter of 2013, representing a sequential increase of $0.38 from $14.33 for the third quarter of 2013 and an increase of $0.94 from $13.77 for the fourth quarter of 2012.

•	Customer churn was approximately 1% for the fourth quarter of 2013, consistent with recent low levels.

•	Web.com used $33.0 million in cash to make debt payments during the fourth quarter of 2013 and $86.3 million for the full year of 2013.

Summary of Full Year 2013 Financial Results

•
Total revenue, calculated in accordance with GAAP, was $492.3 million for 2013, compared to $407.6 million for 2012. Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $533.7 million for 2013, compared to $491.4 million in 2012.

•
Operating income, calculated in accordance with GAAP, was $10.2 million for 2013 and included a $43.0 million negative impact related to the fair value adjustment to acquired deferred revenue and deferred expenses, as well as $1.7 million in restructuring charges. For 2012, the company reported a GAAP operating loss of $36.0 million, which included a $86.1 million negative impact from the fair value adjustment to acquired deferred revenue and deferred expenses, as well as $3.1 million in restructuring charges and corporate development expenses. Non-GAAP operating income was $141.3 million for 2013, compared to $135.9 million for 2012 and representing an annual non-GAAP operating margin of 26% compared to 28% for 2012.

•
GAAP net loss was $65.7 million, or $1.34 per diluted share, for 2013 and included the above-mentioned impact related to the fair value adjustment to acquired deferred revenue and deferred expenses, restructuring charges and corporate development expenses, a $20.7 million loss related to the extinguishment of debt, and an income tax expense of $21.3 million. GAAP net loss was $122.2 million, or $2.61 per diluted share, in 2012, which included the above-mentioned impact from the fair value adjustment to acquired deferred revenue and deferred expenses, restructuring charges and corporate development expenses, a $42.0 million loss from the extinguishment of debt, and a $16.7 million income tax benefit. Non-GAAP net income was $112.1 million for 2013, or $2.13 per diluted share, compared to $79.8 million, or $1.59 per diluted share for 2012.

•	Adjusted EBITDA was $153.3 million for 2013, compared to $144.5 million for 2012 and representing a 29% annual adjusted EBITDA margin in both years.

•	Cash flow from operations was $102.5 million for 2013 compared to $78.0 million for 2012.

Conference Call Information
Management will host a conference call today, February 6, 2014, at 5:00 p.m. ET, to discuss Web.com's fourth quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available until February 13, 2014 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13574599.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, stock-based compensation, loss on debt extinguishment, gains or losses from asset sales and includes estimated cash income tax payments, because management believes that excluding such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from adjusted EBITDA depreciation expense, amortization of intangibles, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, gains or losses from asset sales, corporate development expenses, gain on sale of equity method investment and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company’s operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company’s operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company’s operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company’s operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense (benefit). Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the estimated tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to the acquisitions and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales and certain other transactions. Web.com excludes the impact of asset sales and certain other transactions including debt extinguishments and the sale of equity method investments from its non-GAAP measures because the impact of these items is not considered part of the Company's ongoing operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding expected acceleration in revenue growth, trends, expected subscriber growth, and operating cash flow and use of it to deleverage Web.com's balance sheet, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2012, and Form 10-Q for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Jenny Kobin
904-680-6909
jkobin@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statement of Comprehensive Loss
(in thousands, except for per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Revenue	$131,125	$111,433	$492,315	$407,646
Cost of Revenue	43,536	41,728	171,747	160,330

Gross profit	87,589	69,705	320,568	247,316

Operating expenses:
Sales and marketing	35,772	31,035	140,618	117,811
Research and development	7,664	8,209	32,468	34,258
General and administrative	16,936	11,368	55,740	49,807
Restructuring expense (benefit)	1,689	(55)	1,657	2,469
Depreciation and amortization	19,165	19,753	79,844	78,981
Total operating expenses	81,226	70,310	310,327	283,326
Income (loss) from operations	6,363	(605)	10,241	(36,010)

Interest expense, net	(7,945)	(14,003)	(34,300)	(66,124)
Gain on sale of equity method investment	—	—	385	5,156
Loss from debt extinguishment	—	(41,977)	(20,663)	(41,977)
Net loss before income taxes	(1,582)	(56,585)	(44,337)	(138,955)
Income tax (expense) benefit	(1,846)	4,707	(21,327)	16,738
Net loss	$(3,428)	$(51,878)	$(65,664)	$(122,217)

Other comprehensive loss:
Unrealized gain on investments, net of tax	2	—	15	5
Total comprehensive loss	$(3,426)	$(51,878)	$(65,649)	$(122,212)

Basic earnings per share:
Net loss per common share	$(0.07)	$(1.10)	$(1.34)	$(2.61)
Diluted earnings per share:
Net loss per common share	$(0.07)	$(1.10)	$(1.34)	$(2.61)

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	December 31, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$13,806	$15,181
Accounts receivable, net of allowance of $1,545 and $1,098, respectively	17,062	16,247
Prepaid expenses	7,348	6,697
Deferred expenses	62,073	59,255
Deferred taxes	35,318	17,892
Other current assets	2,837	5,116
Total current assets	138,444	120,388

Property and equipment, net	42,090	40,079
Deferred expenses	57,235	63,147
Goodwill	627,845	627,845
Intangible assets, net	401,921	469,703
Other assets	10,224	6,817
Total assets	$1,277,759	$1,327,979

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,351	$6,385
Accrued expenses	14,449	12,802
Accrued compensation and benefits	13,423	15,413
Accrued restructuring costs	1,139	1,477
Deferred revenue	208,856	190,618
Current portion of debt	6,586	4,681
Other liabilities	2,512	2,556
Total current liabilities	257,316	233,932

Deferred revenue	186,539	175,816
Long-term debt	556,506	688,140
Deferred tax liabilities	102,421	64,126
Other long-term liabilities	4,932	4,352
Total liabilities	1,107,714	1,166,366
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 51,193,230 and 49,175,642 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	51	49
Additional paid-in capital	528,101	454,022
Accumulated other comprehensive income	20	5
Accumulated deficit	(358,127)	(292,463)
Total stockholders' equity	170,045	161,613
Total liabilities and stockholders' equity	$1,277,759	$1,327,979

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$131,125	$111,433	$492,315	$407,646
Fair value adjustment to deferred revenue	8,328	14,719	41,407	83,732
Non-GAAP revenue	$139,453	$126,152	$533,722	$491,378

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(3,428)	$(51,878)	$(65,664)	$(122,217)
Amortization of intangibles	16,117	17,397	67,833	70,350
Loss on sale of assets	—	1	135	403
Stock based compensation	4,177	3,077	18,502	11,927
Income tax expense (benefit)	1,846	(4,707)	21,327	(16,738)
Restructuring expense (benefit)	1,689	(55)	1,657	2,469
Corporate development	—	—	—	660
Amortization of debt discounts and fees	2,785	1,648	5,431	11,017
Cash income tax benefit (expense)	37	(11)	(320)	(1,044)
Fair value adjustment to deferred revenue	8,328	14,719	41,407	83,732
Fair value adjustment to deferred expense	333	495	1,561	2,376
Loss on debt extinguishment	—	41,977	20,663	41,977
Gain on sale of equity method investment	—	—	(385)	(5,156)
Non-GAAP net income	$31,884	$22,663	$112,147	$79,756

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss	$(0.07)	$(1.10)	$(1.34)	$(2.61)
Amortization of intangibles	0.32	0.36	1.39	1.50
Loss on sale of assets	—	—	—	0.01
Stock based compensation	0.08	0.07	0.38	0.25
Income tax expense (benefit)	0.04	(0.10)	0.44	(0.36)
Restructuring expense (benefit)	0.03	—	0.03	0.05
Corporate development	—	—	—	0.01
Amortization of debt discounts and fees	0.06	0.04	0.11	0.23
Cash income tax benefit (expense)	—	—	(0.01)	(0.02)
Fair value adjustment to deferred revenue	0.17	0.31	0.84	1.79
Fair value adjustment to deferred expense	0.01	0.01	0.03	0.05
Loss on debt extinguishment	—	0.89	0.42	0.90
Gain on sale of equity method investment	—	—	—	(0.10)
Basic Non-GAAP net income per share	$0.64	$0.48	$2.29	$1.70

Reconciliation of GAAP diluted net loss per share to non-GAAP diluted net income per share	Three months ended December 31,		Twelve months ended December 31,
Diluted shares:	2013	2012	2013	2012
Basic weighted average common shares	49,770	47,068	48,947	46,892
Diluted stock options	3,305	1,968	2,993	2,186
Diluted restricted stock	826	964	803	1,117
Total diluted weighted average common shares	53,901	50,000	52,743	50,195

Diluted GAAP net loss per share	$(0.07)	$(1.10)	$(1.34)	$(2.61)
Diluted equity	0.01	0.06	0.10	0.17
Amortization of intangibles	0.30	0.34	1.30	1.40
Loss on sale of assets	—	—	—	0.01
Stock based compensation	0.08	0.06	0.35	0.24
Income tax expense (benefit)	0.03	(0.09)	0.40	(0.33)
Restructuring expense (benefit)	0.03	—	0.03	0.05
Corporate development	—	—	—	0.01
Amortization of debt discounts and fees	0.05	0.03	0.10	0.22
Cash income tax benefit (expense)	—	—	(0.01)	(0.02)
Fair value adjustment to deferred revenue	0.15	0.29	0.79	1.67
Fair value adjustment to deferred expense	0.01	0.01	0.03	0.05
Loss on debt extinguishment	—	0.85	0.39	0.84
Gain on sale of equity method investment	—	—	(0.01)	(0.11)
Diluted Non-GAAP net income per share	$0.59	$0.45	$2.13	$1.59

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$6,363	$(605)	$10,241	$(36,010)
Amortization of intangibles	16,117	17,397	67,833	70,350
Loss on sale of assets	—	1	135	403
Stock based compensation	4,177	3,077	18,502	11,927
Restructuring expense (benefit)	1,689	(55)	1,657	2,469
Corporate development	—	—	—	660
Fair value adjustment to deferred revenue	8,328	14,719	41,407	83,732
Fair value adjustment to deferred expense	333	495	1,561	2,376
Non-GAAP operating income	$37,007	$35,029	$141,336	$135,907

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	5%	(1)%	2%	(9)%
Amortization of intangibles	12	14	13	14
Loss on sale of assets	—	—	—	—
Stock based compensation	3	2	3	1
Restructuring expense (benefit)	1	—	—	1
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	6	13	8	21
Fair value adjustment to deferred expense	—	—	—	—
Non-GAAP operating margin	27%	28%	26%	28%

Reconciliation of GAAP operating income (loss) to adjusted EBITDA	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
GAAP operating income (loss)	$6,363	$(605)	$10,241	$(36,010)
Depreciation and amortization	19,165	19,753	79,844	78,981
Loss on sale of assets	—	1	135	403
Stock based compensation	4,177	3,077	18,502	11,927
Restructuring expense (benefit)	1,689	(55)	1,657	2,469
Corporate development	—	—	—	660
Fair value adjustment to deferred revenue	8,328	14,719	41,407	83,732
Fair value adjustment to deferred expense	333	495	1,561	2,376
Adjusted EBITDA	$40,055	$37,385	$153,347	$144,538

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	5%	(1)%	2%	(9)%
Depreciation and amortization	14	16	16	15
Loss on sale of assets	—	—	—	—
Stock based compensation	3	2	3	2
Restructuring expense (benefit)	1	—	—	1
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	6	13	8	20
Fair value adjustment to deferred expense	—	—	—	—
Adjusted EBITDA margin	29%	30%	29%	29%

Revenue
Subscription	$128,692	$109,236	$482,166	$396,687
Professional services and other	2,433	2,197	10,149	10,959
Total	$131,125	$111,433	$492,315	$407,646

Stock based compensation
Cost of revenue	$440	$346	$1,839	$1,312
Sales and marketing	985	805	4,399	2,872
Research and development	670	476	2,811	1,963
General and administrative	2,082	1,450	9,453	5,780
Total	$4,177	$3,077	$18,502	$11,927

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands, except for per share amounts)
(unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(3,428)	$(51,878)	$(65,664)	$(122,217)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of equity method investment	—	—	(385)	(5,156)
Loss from debt extinguishment	—	39,331	13,424	39,331
Depreciation and amortization	19,165	19,753	79,844	78,981
Stock based compensation	4,177	3,077	18,502	11,927
Deferred income taxes	1,807	(4,745)	20,869	(17,829)
Amortization of debt issuance costs and other	2,783	1,650	5,567	11,420
Changes in operating assets and liabilities:
Accounts receivable, net	1,321	2,801	(815)	(1,906)
Prepaid expenses and other assets	803	3,136	(5,313)	(3,020)
Deferred expenses	1,312	492	3,094	3,004
Accounts payable	2,376	(4,821)	4,521	295
Accrued expenses and other liabilities	(1,297)	(487)	2,183	(4,105)
Accrued compensation and benefits	4,165	2,755	(1,990)	(577)
Accrued restructuring costs and other reserves	895	(1,163)	(338)	(4,176)
Deferred revenue	1,484	16,718	28,961	91,993
Net cash provided by operating activities	35,563	26,619	102,460	77,965

Cash flows from investing activities
Proceeds from sale of equity method investment	—	—	385	7,197
Capital expenditures	(3,127)	(3,308)	(14,713)	(22,298)
Other	—	(76)	(50)	(76)
Net cash used in investing activities	(3,127)	(3,384)	(14,378)	(15,177)

Cash flows from financing activities
Stock issuance costs	(13)	(10)	(43)	(21)
Common stock repurchased	(356)	(1,186)	(6,342)	(4,683)
Payments of long-term debt	(33,000)	(659,074)	(1,015,076)	(701,574)
Proceeds from exercise of stock options	4,306	1,244	14,164	5,822
Proceeds from long-term debt issued	—	643,205	920,631	643,205
Debt issuance costs	73	(3,720)	(2,791)	(3,720)
Net cash used in financing activities	(28,990)	(19,541)	(89,457)	(60,971)

Net increase (decrease) in cash and cash equivalents	3,446	3,694	(1,375)	1,817
Cash and cash equivalents, beginning of year	10,360	11,487	15,181	13,364
Cash and cash equivalents, end of period	$13,806	$15,181	$13,806	$15,181

Supplemental cash flow information
Interest paid	$4,632	$14,302	$35,047	$57,293
Income tax paid	$125	$55	$499	$252